UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 22, 2013

_______________________________________________________________________
LEE ENTERPRISES, INCORPORATED
(Exact name of Registrant as specified in its charter)

_______________________________________________________________________

Commission File Number 1-6227

Delaware (State of Incorporation)	42-0823980 (I.R.S. Employer Identification No.)

201 N. Harrison Street, Davenport, Iowa 52801
(Address of Principal Executive Offices)

(563) 383-2100
Registrant's telephone number, including area code

_____________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

Lee Enterprises, Incorporated (the “Company”) is filing this Amendment No. 1 to its Current Reports on Form 8-K (the “Amended Filing”) to update certain information in the original Current Reports on Form 8-K filed with the Securities and Exchange Commission on July 15, 2011 regarding the Company's maintenance of the minimum closing per share price listing standard of the New York Stock Exchange (the “NYSE” and the “Minimum Price 8-K”) and on August 19, 2011 regarding the Company's maintenance of the NYSE's minimum market capitalization standard applicable to the Company (the “Minimum Market Capitalization 8-K”).

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 22, 2013, the Company reported it is in full compliance with the NYSE's continued listing standards.  A copy of the news release is furnished as Exhibit 99.1 to this Form 8-K/A and information solely pertaining to NYSE compliance from the news release is hereby incorporated by reference.  The information pertaining to any other matters in the news release shall not be treated as filed for purposes of the Securities Exchange Act of 1934, as amended.

This Amended Filing updates: (a) the Minimum Price 8-K to report that in February 2012, the NYSE notified the Company that it was again in compliance with the minimum closing price standard, and (b) the Minimum Market Capitalization 8-K to report that the NYSE recently notified the Company that it was again in compliance with its market capitalization standard. As a result of the Company's compliance with these two standards, the Company is in full compliance with the NYSE's continued listing standards.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits
	99.1	News Release dated January 22, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LEE ENTERPRISES, INCORPORATED

Date:	January 22, 2013	By:
Carl G. Schmidt
Vice President, Chief Financial Officer,
and Treasurer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	News Release dated January 22, 2013